Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 6000 HOUSTON, TX 77002 (713) 495 4500 (713) 495 7799 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

April 29, 2016

Conn’s, Inc.

4055 Technology Forest Blvd, Suite 210

The Woodlands, Texas 77381

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Conn’s, Inc., a Delaware corporation (the “Company”), and the direct and indirect subsidiaries of the Company listed on Annex A hereto (the “Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the following securities with a maximum aggregate initial offering price of $500,000,000:

(i) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”);

(ii) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”);

(iii) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”);

(iv) guarantees of Debt Securities by the Guarantors (the “Guarantees”);

(v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);

(vi) rights to purchase one or a combination of the Common Stock, Preferred Stock or Debt Securities (together, the “Rights”);

(vii) stock purchase contracts (the “Stock Purchase Contracts”), entitling or obligating the holders thereof to purchase from or sell to the Company and the Company to sell to or purchase from the holders thereof, Common Stock or Preferred Stock at a future date or dates; and

(viii) stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and a Warrant.

The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Warrants, the Rights, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement:

(1) the Depositary Shares will be issued under a deposit agreement (a “Deposit Agreement”) between the Company and a depositary agent (the “Depositary Agent”);

Sidley Austin (TX) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

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April 29, 2016

(2) the Senior Debt Securities and any related Guarantees will be issued under one or more indentures (each, a “Senior Indenture”) to be entered into among the Company, as issuer, the Guarantors, as guarantors, and a trustee (the “Senior Trustee”);

(3) the Subordinated Debt Securities and any related Guarantees will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into among the Company, as issuer, the Guarantors, as guarantors, and a trustee (the “Subordinated Trustee”);

(4) the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”);

(5) the Rights will be issued under a rights agreement (the “Rights Agreement”) to be entered into between the Company and a rights agent (the “Rights Agent”); and

(6) the Stock Purchase Contracts will be issued under a stock purchase contract agreement (the “Stock Purchase Contract Agreement”) between the Company and a purchase contract agent (the “Stock Purchase Contract Agent”);

in each case substantially in the form that has been or will be filed as an exibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the certificate of incorporation of the Company, as amended to the date hereof (the “Charter”), the by-laws of the Company, as amended to the date hereof (the “By-Laws”), the organizational and formation documents of the Guarantors, the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) and the resolutions adopted by the board of directors or similar governing body of each Guarantor. We have also examined originals, or copies of originals certified to our satisfaction,1 of such agreements, documents, certificates and statements of the Company and the Guarantors and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to or obtained by us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to or obtained by us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been

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April 29, 2016

filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

2. The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

3. The Depositary Shares covered by the Registration Statement will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement relating to the Depositary Shares when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Deposit Agreement shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Depositary named in the Deposit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions establishing the designations, preferences, rights,

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April 29, 2016

qualifications, limitations or restrictions of such series of Preferred Stock underlying such Depositary Shares and authorizing the issuance and sale of such series of Preferred Stock; (v) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock underlying such Depositary Shares in accordance with the DGCL and in conformity with the Charter and such final resolutions; (vi) certificates representing the series of Preferred Stock underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof; and (vii) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the Depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

4. Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock, Debt Securities or Preferred Stock issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 5 or 6 below, as applicable, shall have been taken; (vii) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (viii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

5. The Senior Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules

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April 29, 2016

and regulations thereunder; (iii) the Senior Indenture shall have been duly authorized, executed and delivered by the parties thereto; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Senior Debt Securities and the Senior Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities as contemplated by the Senior Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities shall have been duly executed and delivered by the Company and the Senior Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof and the Senior Indenture; and (vi) the certificates evidencing the Senior Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Senior Trustee and issued, all in accordance with the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof, the Senior Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

6. The Subordinated Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Subordinated Indenture shall have been duly authorized, executed and delivered by the parties thereto; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Subordinated Debt Securities and the Subordinated Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities as contemplated by the Subordinated Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities shall have been duly executed and delivered by the Company and the Subordinated Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof and the Subordinated Indenture; and (vi) the certificates evidencing the Subordinated Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Subordinated Trustee and issued, all in

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April 29, 2016

accordance with the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof, the Subordinated Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

7. The Stock Purchase Contracts will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Contracts shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Stock Purchase Contract Agreement relating to such Stock Purchase Contracts shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Stock Purchase Contract Agent named in the Stock Purchase Contract Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts; (v) if such Stock Purchase Contracts relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Stock Purchase Contracts relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (vii) certificates representing such Stock Purchase Contracts shall have been duly executed, countersigned and registered in accordance with the Stock Purchase Contract Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Stock Purchase Contract Agreement against payment of the agreed consideration therefor.

8. The Stock Purchase Units will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Units; (iv) the actions described in paragraphs 4 and 7 above shall have been taken; and (v) certificates representing such Stock Purchase Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

9. Each issue of Rights covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Rights shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Rights Agreement relating to such Rights shall have been duly authorized, executed and

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April 29, 2016

delivered by the Company and duly executed and delivered by the Rights Agent named in the Rights Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of such Rights Agreement and the issuance and sale of such Rights; (v) if such Rights relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Rights relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (vii) certificates representing such Rights shall have been duly executed, countersigned and registered in accordance with the Rights Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Rights Agreement against payment of the agreed consideration therefor.

10. Each Guarantee will constitute a validly issued and binding obligation of each Guarantor when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the applicable indenture shall have been qualified under the TIA; (ii) a prospectus supplement with respect to the Guarantee and the Debt Securities to which the Guarantee relates shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the applicable indenture shall have been duly authorized, executed and delivered by the parties thereto; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of the series of Debt Securities to which such Guarantee relates as contemplated by the Registration Statement, the prospectus supplement relating to such Debt Securities and the applicable indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the applicable indenture; (v) the certificates evidencing the Debt Securities to which such Guarantee relates shall have been duly executed and delivered by the Company, authenticated by the applicable trustee and issued, all in accordance with the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof, the applicable indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such Debt Securities, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor; (vi) all necessary corporate, limited liability company or partnership action shall have been taken by each Guarantor to authorize the terms, execution, delivery, performance and issuance of such Guarantor’s Guarantee as contemplated by the Registration Statement, the prospectus supplement relating to the Debt Securities to which such Guarantee relates and the applicable indenture; and (vii) the notation of guarantee evidencing the Guarantee, if applicable, shall have been duly executed and delivered by the applicable Guarantor, and issued, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers of the Debt Securities to which such Guarantee relates and the Guarantee against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

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April 29, 2016

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company of the Deposit Agreement, the Senior Indenture, the Subordinated Indenture, the Warrant Agreement, the Rights Agreement, the Stock Purchase Contract Agreement, as applicable, the execution, delivery and performance by each Guarantor of the Guarantees and the applicable indenture, and the issuance sale and delivery of the Securities will not (A) contravene or violate the Charter or By-Laws or such Guarantor’s organizational documents, (B) violate any law, rule or regulation applicable to the Company or such Guarantor, (C) result in a default under or breach of any agreement or instrument binding upon the Company or such Guarantor or any order, judgment or decree of any court or governmental authority applicable to the Company or such Guarantor, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company or the Guarantors, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iv) the Charter and the By-laws and the organizational documents of the Guarantors, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that each Warrant Agreement, each Rights Agreement, each Right, each Guarantee, each Deposit Agreement, each Stock Purchase Contract and/or Stock Purchase Unit, the Senior Indenture, each indenture supplement to the Senior Indenture, the Subordinated Indenture, each supplement to the Subordinated Indenture will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by any Guarantor under the terms of the applicable indenture.

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This opinion letter is limited to the DGCL and the laws of the States of Texas and New York (excluding the securities laws of such States). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Annex A

Name of Guarantor	State of Incorporation or Formation

CAIAIR, Inc.	Delaware

CAI Credit Insurance Agency, Inc.	Louisiana

CAI Holdings Co.	Delaware

Conn Appliances, Inc.	Texas

Conn Credit Corporation, Inc.	Texas

Conn Credit I, LP	Texas

Conn Lending, LLC	Delaware